UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21, 2011

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

Not Applicable
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On June 21, 2011, Pre-Paid Legal Services, Inc. (“Pre-Paid” or the “Company”) held a special meeting of shareholders to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 30, 2011, by and among the Company, MidOcean PPL Holdings Corp. and PPL Acquisition Corp., as such agreement may be amended from time to time (the “Merger Agreement”).

     At the special meeting, Pre-Paid shareholders present in person or by proxy approved the proposal to adopt the Merger Agreement. The voting results, as certified by the inspector of elections, are as follows:

For	Against	Abstain
7,993,925	20,016	18,399

     The proposal to adopt the Merger Agreement is described in Pre-Paid’s proxy statement dated as of May 13, 2011 and filed with the Securities and Exchange Commission.

     The proposal to authorize the Company’s board of directors, in its discretion, to adjourn the special meeting to a later date or dates was moot in light of the vote on the Merger Agreement and was not voted on at the special meeting.

Item 8.01. Other Events.

     On June 21, 2011, the Company issued a press release announcing that the Merger Agreement had been adopted by the Company’s shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Company currently anticipates that the merger will be completed on or about June 30, 2011.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
Number	Description

99.1	Press Release, dated June 21, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.

Date: June 23, 2011
	By:	/s/ Randy Harp
	Name:	Randy Harp
	Title:	Co-CEO, President and Chief Operating Officer